EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of S3 Incorporated on Form
S-8 of our reports dated January 17, 1996, appearing in the Annual Report on Form 10-K of S3 Incorporated for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
May 21, 1996